SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [ ]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                                ALICO, INC.
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                                   ALICO, INC.
                               Post Office Box 338
                             La Belle, Florida 33975

                              ---------------------

                    Notice of Annual Meeting of Stockholders
                           To be held December 5, 2002

                              ---------------------

                                                               November 8, 2002

To the Stockholders of ALICO, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ALICO, INC., a Florida Corporation (the "Company"), will be held at the Holiday Inn Select, 13051 Bell Tower Drive, Fort Myers, Florida, at Ten O'clock A.M., On Thursday, December 5, 2002, for the following purposes:

     1. To elect ten Directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified.

     2. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

     Only stockholders of record on the Company's books at the close of business on October 11, 2002 will be entitled to notice of, and to vote at, said meeting and any and all adjournments thereof.

     If you are unable to attend the meeting in person but wish your shares to be voted upon the matters to come before it, please complete, sign and date the accompanying proxy card and mail it in the enclosed envelope. Postage is not required if mailed in the United States.

     A copy of the Company's Forty-Third Annual Report to Stockholders, dated November 8, 2002, is enclosed herewith.


                                         By Order of the Board of Directors


                                         Denise Plair
                                         Secretary

                                   ALICO, INC.
                               Post Office Box 338
                             La Belle, Florida 33975

                                 PROXY STATEMENT
                                  SOLICITATION

                                                                November 8, 2002
                                                               La Belle, Florida

     The Board of Directors of ALICO, INC. (the "Company") hereby solicits proxies to be used at the Annual Meeting of Stockholders of the Company to be held on December 5, 2002, and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith. Every proxy may be revoked at any time prior to the exercise thereof by any stockholder giving such proxy, by giving written notice of revocation to the secretary of the Company at or before the annual meeting by duly executing a subsequent proxy relating to the same shares or by attending the annual meeting. In addition to the use of the mails, directors, officers and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, mail or telegraph. All costs of solicitation will be borne by the Company. Brokerage houses, bankers and others holding stock in their names or names of nominees or otherwise will be reimbursed for reasonable out-of-pocket expenses incurred by them in sending proxies and proxy material to the beneficial owners of such stock.

     It is anticipated that this proxy statement and accompanying notice, form of proxy card and Company's Annual Report will be first sent to the Stockholders of the Company on or about November 8, 2002.

                                VOTING SECURITIES

     The Company has only one class of voting securities outstanding, its Common Stock, $0.35 par value per share of which 7,093,092 were outstanding as of October 11, 2002. Each share entitles the holder thereof to one vote. Only stockholders of record at the close of business on October 11, 2002 will be entitled to vote at the meeting or at any and all adjournments thereof.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF OCTOBER 11, 2002:

     (a) Beneficial Ownership of more than 5 percent of Voting Securities:

     The following table sets forth certain information as of October 11, 2002, relating to the beneficial ownership of shares of Common Stock of the Company by any person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock of the Company. To the best knowledge of the Company, there are no other persons who own beneficially more than five percent (5%) of the Company's Common Stock.


                                             Amount and Nature of     Percent of
Name and Address of Beneficial Owners        Beneficial Ownership       Class
-------------------------------------        --------------------     ----------
Ben Hill Griffin, III ...................         3,536,226(1)          49.85
 P.O. Box 127
 Frostproof, FL 33843
Dimensional Fund Advisors, Inc. .........           408,400              5.76
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
Beck, Mack & Oliver .....................           363,000              5.12
 330 Madison Ave
 New York, NY 10017

------------
(1) Includes 3,493,777 shares held through Ben Hill Griffin Investments, Inc. (3993 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89109), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's Common Stock.

     (b) Security Ownership of Management:


                                        Amount and Nature of     Percent of
Name of Beneficial Owner                Beneficial Ownership       Class
------------------------                --------------------     ----------
All Directors and Executive Officers
 as a group (10 persons) ...........         3,604,111(1)           50.81

------------
(1) Includes 3,493,777 shares held through Ben Hill Griffin Investments, Inc. (3993 Howard Hughes Parkway, Suite 460, Las Vegas NV 89109), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's Common Stock.

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, based solely upon a review of forms 3,4 and 5 and amendments thereto, furnished to the company during it's most recent fiscal year, all statements of beneficial ownership required to be filed with the Securities and Exchange Commission in fiscal 2002 were timely filed.

                      NOMINEES FOR ELECTION AS DIRECTORS

     At the Annual Meeting ten Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as such Directors. All nominees are currently members of the Board of Directors and have consented to being named in this proxy statement and have notified management that they will serve, if elected. If any of the nominees should be unable to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his place. A plurality of the votes received will elect each director. Abstentions will not be counted for such purposes.

     The Board of Directors recommends that the stockholders vote FOR the proposal to elect the ten nominees listed below as Directors of the Company.

     The information set forth below as to age, shareholdings, and business experience for the past five years, including principal occupation or employment (other than with the Company), has been furnished by each nominee.


                                                                                     Shares of Company
                                                                                       Common Stock
                                                    Position with                      Beneficially
                                                   Company, if any,                     Owned as of       Percent of
Nominee                      Age                 Principal Occupation                October 24, 2002       Class
-------                      ---                 --------------------                ------------------   ----------
Ben Hill Griffin, III        60     Chairman of the Board Chief Executive                3,536,226(1)        49.85
Frostproof, Florida (2)             Officer; Director since 1973. Chairman and
                                    Chief Executive Officer of Ben Hill Griffin,
                                    Inc. (citrus production and packing,
                                    fertilizer manufacturing and ranching
                                    company)

Richard C. Ackert            60     Director since 1998. President and Chief                   300           .0042
Fort Myers, Florida                 Executive Officer of SouthTrust Bank,
                                    Southwest FL (1994 to Present)

William L. Barton            63     Director since 1998. Chairman/CEO Wilson,                  500            .007
Naples, Florida                     Miller, Inc. (1995 to 1999) (Retired)
                                    Director and President Mitigation Land
                                    Partners, Inc. (1999 to Present)

Walker E. Blount, Jr.        82     Director since 1973. Business Advisor to                 1,600           .0226
Bartow, Florida                     Wright, Walker & Company, P.A. (1980-
                                    1987). Vice President & Director, Citrus
                                    and Chemical Bancorporation, Inc. (1980 to
                                    Present) Director, Citrus & Chemical Bank.
                                    (1965 to Present)

Monterey Campbell            72     Director since February 2001. Of Counsel,                  215           .0030
Bartow, Florida                     Gray Harris Robinson, Attorney's At Law.
                                    Judge, Second District Court of Appeal
                                    (1980 to 2001) (Retired)

Amy Gravina                  47     Director since 2002. President, Gravina,                     0               0
Fort Myers, Florida                 Smith & Matte (1986 to Present) Director,
                                    Florida Gulf Bank (2001 to Present)

Ben Hill Griffin, IV         34     Director since 1994. President, Ben Hill                 2,000            .028
Frostproof, Florida (2)             Griffin, Inc. (2001 to Present) Vice
                                    President Ben Hill Griffin, Inc. (1994
                                    to 2001)

K. E. Hartsaw                76     Director since 1991. Partner KPMG LLP                    1,000           .0141
Orlando, Florida                    (Retired 7/1/87) Consultant KPMG LLP
                                    (7/1/86 to 6/30/91)

W. Bernard Lester            63     Director since 1987. President (1998 to                  6,820           .0961
La Belle, Florida                   Present) Chief Operating Officer (1988 to
                                    Present) Executive Vice President (1988
                                    to 1997)

                                                                                   Shares of Company
                                                                                     Common Stock
                                                  Position with                      Beneficially
                                                 Company, if any,                     Owned as of       Percent of
Nominee                    Age                 Principal Occupation                October 24, 2002       Class
-------                    ---                 --------------------                -----------------    ----------
Thomas E. Oakley           60     Director since 1992. President, Oakley                   50              .0007
Winter Haven, Florida             Transport, Inc. (1968 to Present)
                                  (international food transportation company)

------------
(1) Includes 3,493,777 shares held through Ben Hill Griffin Investments, Inc. (3993 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89109), a wholly owned subsidiary of Ben Hill Griffin, Inc., of which Mr. Griffin, III may be considered to be the indirect beneficial owner by virtue of his power to direct the voting and disposition of such shares of the Company's Common Stock.

(2) Mr. Griffin, III is father of Mr. Griffin, IV. No other nominees are related.

                 REPORT ON BOARD SELECTION/INCLUSIVENESS REVIEW

     In recognition of the fact that our employees, customers and stockholders represent a greater diversity of backgrounds than ever before, in 2002 we adopted a Policy for Board Inclusiveness Review to ensure that, in seeking qualified candidates to fill vacancies on our Board of Directors, the Company makes a greater commitment to locate candidates whose backgrounds reflect the diversity we see in our employee, stockholder and customer base. While we have never discriminated against any employee, applicant, board candidate, or anyone on the basis of race, color, religion, sex, national origin, age, ancestry or disability, we found that often, in order to achieve diversity, we need to take more affirmative steps to identify qualified candidates who can enhance our Board by bringing a different perspective. This does not mean that we will solicit for association with Alico, Inc. anyone other than those whose skills, education, experience and performance are of the highest caliber. However, it does mean that we will actively seek to ensure that our candidate pool includes persons with diverse backgrounds.

     Typically, Board vacancies are filled after considering nominees proposed by Board members or who come to the attention of the Board through their performance in areas of benefit to the company. Each nominee's qualifications are reviewed by the Board, and the final selection is made on the basis of the nominee whose experience and background are deemed to provide a more valuable contribution to the Board. On an annual basis, at the shareholder's meeting, the slate of Board members is put to the shareholders for re-election. Board members are selected to serve on those committees where their individual talents and background would most benefit the Company. For the audit committee in particular, committee members are selected based on their expertise in accordance with current SEC and Nasdaq rules. These processes will remain the same, but we have made an increased effort to enlarge our initial candidate pool. Our Policy of Inclusiveness Review will thus ensure that the candidate pool is itself diverse, thus making it more likely that the composition of the Board will also be diverse.

             LITIGATION PROCEEDINGS INVOLVING DIRECTORS OR NOMINEES

     The Company has been informed by Ben Hill Griffin, III, Chairman of the Board, that he is party to a lawsuit filed against him in Polk County, Florida Circuit Court by the families of his four sisters, most of the members of whom are beneficiaries of a trust, entitled the Ben Hill Griffin, Jr. Revocable Inter Vivos Trust #1 (the "Trust"). The plaintiffs in the lawsuit (The Four Sisters Protectorate, et al. v. Ben Hill Griffin, III, Trustee, Case No. GC-G-0054,
Section 81) sought to impose judicial sanctions on Mr. Griffin, III, including his removal as Trustee of the Trust based on allegations of over-compensation and receipt of an illegal bonus. On March 29, 2001, after court-ordered mediation pending completion of which the trial was adjourned, Mr. Griffin, III and a representative of the Four Sisters Protectorate, joined by their respective counsel, executed a "Settlement Agreement" which set forth the basic elements of a settlement of the lawsuit, contingent upon several events, including Internal Revenue Service approval of the proposed transaction as a tax free split-off for federal income tax purposes, and the Court's judicial termination of the Trust. The terms contained in the "Settlement Agreement" were not intended, nor were they sufficient, to resolve all specific items necessary to consummate a settlement of the lawsuit. The Settlement Agreement provided that the shares of Alico stock then owned by Ben Hill Griffin Investments, Inc., would be utilized in the tax free split-off, along with other assets, as a means of allocating to the Four Sisters Protectorate assets approximating the value of their interests in Ben Hill Griffin Investments, Inc., a holding company wholly owned by the Trust, Ben Hill Griffin, III, the Four Sisters Protectorate and its members.

     Mr. Griffin, III has indicated that following execution of the Settlement Agreement the parties disagreed as to its validity or enforceability on various grounds. On May 14, 2001, the Harris Family filed a motion in the Circuit Court of the 10th Judicial Circuit in and for Polk County, Florida (Case No. GC-G-0054) seeking to have the Settlement Agreement set aside as invalid and unenforceable. On November 2, 2001 the Court entered a written order that the Settlement Agreement is enforceable. The Harris family has filed an appeal, in response to the order. Mr. Griffin, III has informed the Company that the issues related to the mechanism and terms of the proposed distribution of certain of the assets of the Trust to the families of the four sisters, including the Alico stock beneficially owned by the Trust, have been worked out between the representatives of the four sisters and Ben Hill Griffin, III and are set forth in a definitive separation agreement. The Company further understands that consummation of the settlement continues to be subject to certain conditions which are still pending, specifically, the Harris family litigation. The Company has been informed by Mr. Griffin, III that the parties have received a favorable IRS Revenue Ruling. Neither the Company nor Mr. Griffin, III or his attorneys know when the settlement will be implemented but believe related litigation proceedings could take 6 months to a year to be resolved.

     Mr. Griffin, III has also informed the Company that immediately before the hearing on the enforcement of the State court action, lawyers for the Harris family provided Mr. Griffin, III's attorneys with copies of a federal court action naming among others as defendants, Mr. Griffin, III, individually and as Trustee of the Ben Hill Griffin, Jr. Revocable Inter Vivos Trust #1, and BHG, Inc. According to Mr. Griffin, III's attorneys, this litigation was filed in the federal district court for the Northern District of Florida (Case No: 4:olcv 432-5PM). The complaint, among other things, seeks to set aside the settlement agreement based on alleged violations of the securities laws, fraud, and negligence. This suit was filed on October 2, 2001. Mr. Griffin, III's attorneys have indicated that they believe this suit is without merit, if not frivolous, and have stated that Mr. Griffin, III will defend it vigorously.

     Since the Company opted out of the Florida Business Corporation Act's provision on Affiliated Transactions and Control Share Acquisitions (currently FBCA s. 607.0901 and s. 607.0902) under the predecessor statutes to such sections, transactions contemplated by the Settlement Agreement may not be subject to shareholder approval or review by the Company's Board of Directors.

                   DIRECTORS' COMPENSATION, COMMITTEES OF THE
                     BOARD OF DIRECTORS AND CERTAIN MEETINGS

     The Company's Board of Directors held 15 meetings in fiscal 2002. Each member of the Board of Directors, including employees of the Company, received $1,000 for each board meeting attended. During the year ended August 31, 2002, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings of all the Committees of the Board on which he served.

     The Company has an Executive Committee, an Audit Committee and a Compensation Committee; it does not have a Nominating Committee.

     The Executive Committee, which exercises, to the extent permitted by Florida Law, all the powers of the Board of Directors during intervals between Board meetings, consists of Ben Hill Griffin, III, W. Bernard Lester and Ben Hill Griffin, IV. The Executive Committee met 7 times during fiscal 2002. No compensation is paid for executive committee meetings.

     The Audit committee, which is composed of six independent non-employee directors, met twice during the fiscal year. The principal functions of the Audit Committee are to recommend to the Board of Directors the engagement of the Company's independent public accountants, to review with such accountants the plan for and results of their examination of the financial statements of the Company, to determine the independence of such accountants, and to review the adequacy of the system of internal accounting controls, procedures and practices.

The Audit Committee operates pursuant to a Charter approved by the Board, a copy of which was attached to last year's Proxy Statement. All members of the Audit Committee are independent directors as defined by the National Association of Securities Dealers listing standards. Each outside director received $1,000 for the committee meetings, and the chairman received $1,250.

     The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The Compensation Committee met two times during the fiscal year 2002. Outside directors were paid $1,000 for the committee meetings, and the chairman was paid $1,250.

Audit Committee Report

     The Committee has prepared the following report on its activities with respect to the Company's audited financial statements for the fiscal year ended August 31, 2002 (the "audited financial statements").

     o The Committee has reviewed and discussed the audited financial statements with management of the Company.

     o The Committee has discussed with KPMG LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61.

     o The Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and has discussed with KPMG LLP its independence from the Company.

     o Based on and relying on the review and discussions described above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2002, for filing with the U.S. Securities and Exchange Commission.


                                            AUDIT COMMITTEE

                                            Richard C. Ackert, Chairman
                                            William L. Barton
                                            Walker E. Blount, Jr.
                                            Monterey Campbell
                                            Amy Gravina
                                            Thomas E. Oakley

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board is composed of six directors:
Walter E. Blount, Jr., Richard C. Ackert, William L. Barton, Monterey Campbell, Amy Gravina, Thomas E. Oakley and none of whom is an officer or employee of the Company or its subsidiaries. In addition, there are no interlocking relationships between any of these directors and any other executive officer of the Company.

Compensation Committee Report

     The Company's general compensation philosophy aims to provide base compensation comparable with similar Florida businesses, allowing the Company to attract and retain qualified employees. In addition, the Company provides incentive compensation through a bonus program which is dependent on the individual's performance and which will also vary with the Company's performance. Accordingly, while the executive compensation program provides an overall level of compensation that is competitive within the Florida agribusiness industry, actual compensation levels in any given year may be greater or less than average competitive levels in comparable companies, depending on the Company's overall performance for such year and on the specific individual's performance or contribution to the Company. As additional incentive compensation, the Company adopted the 1998 Incentive Equity Plan, pursuant to which employees of the Company may be selected by the Board, in the Board's sole discretion, to receive stock options, restricted stock awards, or stock appreciation rights.

     The Compensation Committee, comprised of independent directors on the Company's Board of Directors, reviews executive compensation and determines compensation levels which it then recommends to the Board of Directors. In determining the base compensation and any bonuses to be awarded to its executives, the Compensation Committee uses no set formula but rather evaluates a series of factors, including but not limited to (i) industry performance for such year, (ii) the Company's performance as compared to others in the industry that year, (iii) the Company's performance for such year as compared to the Company's performance with the pervious year, and (iv) the individual's performance or contributions for such year as compared with such individual's performance or contributions the previous year, if applicable. In addition, the Compensation Committee will, in its discretion, evaluate other external and internal factors affecting performance, including individual circumstances.

     The Chief Executive Officer's compensation is established using the same criteria as set forth above generally for executive compensation. For fiscal 2002, Mr. Ben Hill Griffin, III's base salary was comparable to that of the previous year, with a bonus award reflecting the Company's performance vis a vis comparable businesses and Mr. Griffin's contribution to such performance. In addition to his base salary and bonus pursuant to the terms of the Company's 1998 Incentive Equity Plan, Mr. Griffin received a grant of options to purchase 12,500 shares of the Company's common stock on September 11, 2001. The exercise price was based on the market price of the Company's common stock on August 31, 2001. Other Company employees also received stock options as part of their compensation during 2002.

     Certain non-performance-based compensation to executives of public companies in excess of $1,000,000 is not deductible for tax purposes. It is the responsibility of the Compensation Committee to determine whether any actions with respect to this compensation limit should be taken by the Company. During fiscal year 2002 no executive officers of the Company received any compensation in excess of this limit nor is it anticipated that any executive officer will receive any such compensation during fiscal year 2003. Therefore, the Compensation Committee has not taken any action to date to comply with this limit.


                                            COMPENSATION COMMITTEE

                                            Walker E. Blount, Jr., Chairman
                                            Richard C. Ackert
                                            William L. Barton
                                            Monterey Campbell
                                            Amy Gravina
                                            Thomas E. Oakley

                               EXECUTIVE OFFICERS

     The following table sets forth certain information on the Named Executive Officers other than those already listed in the table for Nominees for Election as Directors:


Name and Age of
Executive Officer                 Position and Background with the Company
-----------------                 ----------------------------------------
L. Craig Simmons .........  50    Vice President and Chief Financial Officer
La Belle, Florida                 (since February 7, 1995)

                             EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation paid or to be paid by the Company to the executive officers of the Company, identifying those whose cash and non-cash compensation exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation           Securities
                                    Fiscal     -----------------------        Underlying           All Other
Name and Principal Position          Year      Salary (a)     Bonus (b)     Options/SAR (c) #     Compensation (d)
---------------------------         ------     ----------     ---------     -----------------     ----------------
Ben Hill Griffin, III ..........     2002       $335,000      $206,000            12,500             $ 44,371
Chairman and Chief                   2001        281,767       222,000            12,500               44,107
Executive Officer                    2000        239,870       222,000            11,651               45,052

W. Bernard Lester ..............     2002        251,200       171,000            12,500               84,097
President and Chief                  2001        235,600       202,000            12,500               83,847
Operating Officer                    2000        223,200       185,000            11,651               63,846

L. Craig Simmons ...............     2002         86,666        20,275             5,000               30,974
Vice President and                   2001         77,200        23,450             5,000               32,999
Chief Financial Officer              2000         67,100        20,025             4,112               33,744

All Executive Officers .........     2002        672,866       397,275            30,000              159,442
as a group (d)                       2001        594,567       447,450            30,000              160,953
                                     2000        530,170       427,025            27,414              142,642

------------
(a)  Represents total cash compensation earned.

(b) Represents compensation for discretionary cash bonuses which are based on individual and company performance.

(c) Stock options were granted, for the first time, during fiscal 1999, under the Company's Incentive Equity Plan.

(d) Represents Company contributions to the Employees' Profit Sharing Plan, a nonqualified defined benefit retirement plan and Directors' Fees for Messrs. Griffin, III and Lester (2002 - $15,000 each; 2001 - $15,200 each; 2000 - $13,000 each, respectively.)

     The following table sets forth stock options granted during fiscal 2002 to each of the Company's executive officers named in the Summary Compensation Table and stock options granted to all employees as a group. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten-year terms) at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on market price on the date of grant.

                      Option/SAR Grants in Last Fiscal Year

                                                   Individual Grants (a)
                                      -----------------------------------------------         Potential Realizable Value
                                        Number of       Percent of Total                         at Assumed Annual Rates
                                        Securities        Options/SARs       Exercise          of Stock Price Appreciation
                                        Underlying         Granted to         or Base              for Option Term (b)
                                      Options/SARSs        Employees           Price      --------------------------------
Name                                   Granted (#)       in Fiscal Year        ($Sh)       0%($)      5%($)        10% ($)
----                                  -------------     ----------------     --------     ------    --------    ----------
Ben Hill Griffin, III ............        12,500              22.48            15.68        --       123,264       312,365

W. Bernard Lester ................        12,500              22.48            15.68        --       123,264       312,365

L. Craig Simmons .................         5,000               8.99            15.68        --        49,306       124,946

All Employees as a group .........        55,598             100.00              (c)        --       548,260     1,389,350

------------
(a) Options and stock appreciation rights granted under the Incentive Equity Plan (the "Plan") to the Company's executive officers named in the Summary Compensation Table, are first exercisable on August 31, 2002. The Company issued stock appreciation rights, during fiscal 2002, to each of the executive officers named in the Summary Compensation Table.

(b) These amounts, based on assumed appreciation rates of 0% and 5% and 10% rates presented by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(c) Options and stock appreciation rights granted under the Plan during fiscal 2002 were all granted on September 11, 2001, became exercisable on August 31, 2002, and have a contractual life of ten years expiring August 31, 2012. The exercise price of all options granted to employees during fiscal 2002 is $15.68.

(d) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders.

Common Stock Performance

     The following graph compares the value of $100 invested on September 1, 1996 in the Company's common stock, the S&P 500 and a Company-constructed peer group. The S&P 500 index represents a broad equity index and the peer group index consists of four companies, all of which are agribusiness concerns, one of which is based in Florida: Alexander & Baldwin, Inc., Consolidated Tomoka Land Co., Scheid Vineyards, Inc., and Tejon Ranch Co. The total return includes the reinvestment of dividends. There can be no assurance that the Company's stock performance will continue in the future with the same or similar trends depicted in the graph below:

[THE FOLLOWING DATA WAS ALSO REPRESENTED AS A LINE CHART IN THE PRINTED
MATERIAL.]

                                  Base
                                 Period                              Years Ending
                                 Aug 97       Aug 98       Aug 99       Aug 00        Aug 01        Aug 02
                                 ------       ------       ------       ------        ------        ------
ALICO INC. ................      100.00        75.25        71.41        72.24        135.73        140.91
S&P 500 INDEX (1) .........      100.00       108.09       151.14       175.81        132.93        109.01
PEER GROUP (2) ............      100.00        78.30        91.28        94.10        102.73         91.99

------------
(1) Total return calculations for the S&P 500 Index were performed by Standard & Poor's Compustat Services, Inc.

(2) Total return calculations for the peer group index (consisting of four companies) were performed by Standard and Poor's Compustat Services, Inc.

Contingent Compensation

1998 Incentive Equity Plan

     The Company maintains an incentive equity plan (the "Incentive Equity Plan") pursuant to which Board members and employees selected by the Board of Directors may receive options to purchase Company common stock, awards of restricted stock, and stock appreciation rights (SARs). The purpose of the plan is to advance the interests of the company and its stockholders by offering participants an opportunity to acquire or increase their proprietary interests in the Company, and thereby receiving additional incentives to achieve the Company's objectives. No stock options, SARs or restricted stock may be granted under the plan on or after the tenth anniversary of the plan's effective date. The Incentive Equity Plan is administered by the Board of Directors.

Pension and Profit Sharing

     The Company operates a Profit Sharing Plan under Section 401 (k) of the Internal Revenue Code (the "Plan"). Under this Plan a regular employee of the Company becomes eligible to participate upon employment provided he or she continues such employment through the following August 31. Vesting of the Plan begins after two (2) years of service with the Company at which time an employee becomes 20% vested. Vesting increases by 20% with each additional year of service. Employees become fully vested upon completion of six (6) years of service.

     The Plan is fully funded by contributions by the Company, except for such contributions of employees electing to take advantage of the salary reduction feature (Section 401 (k) Internal Revenue Code). Contributions by the Company are determined by its Board of Directors from time to time with allocations to employee accounts based on each participant's salary. The Plan also includes a voluntary employee contribution provision pursuant to Section 40l (k) of the Internal Revenue Code which allows employees to contribute up to 20% of their salary, or a maximum of $11,000. All 40l (k) accounts are 100% vested.

     Employees will be deemed 100% vested and receive full benefits from the Plan, regardless of their standing on vesting schedules, upon retirement on or after age 65, death or permanent disability. Benefits commence within 60 days after request following one of the qualifying events, referred to above, and can be taken as periodic payments or in a lump sum. For the year ended August 31, 2002, the Company contributed a total of $284,649 to the Profit Sharing Plan.

Additional Plan

     The Company has a nonqualified defined benefit retirement plan, which covers officers of the Company, as well as certain management and key personnel (the "Nonqualified Plan"). The Nonqualified Plan is being funded by the purchase of insurance contracts and is designed to provide a set monthly benefit after the participant reaches ages 65. The participants are required to pay a portion of the cost of the Nonqualified Plan and the Company pays the remaining amount. The expense and monthly benefit amount are based on the participant's annual salary and age at the date of entry into the Nonqualified Plan.

     Pension expense for the additional retirement benefits was approximately $488,000, $395,000 and $128,000 for the years ended August 31, 2002, 2001 and
2000, respectively.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     Effective Novmber 2, 1983, the Company entered into a continuing marketing contract covering the majority of its citrus crop with Ben Hill Griffin, Inc., a company which is controlled by Ben Hill Griffin, III, the Company's Chairman of the Board and Chief Executive Officer. This contract provides for modifications to meet changing conditions and cancellation by either party by giving notice prior to August first preceding the next fruit season. Modifications to the terms of the contract are made upon the mutual agreement of both parties and can relate to numerous provisions of the contract including the quantity of fruit to be delivered and service fees to be collected by Ben Hill Griffin, Inc. Such modifications may be necessary depending on factors such as weather and general market conditions. During the year ended August 31, 2002 approximately 77 percent of the Company's crop was marketed under this contract. Under the terms of this contract, the Company's fruit is harvested, packed and/or otherwise processed and sold along with fruit from other growers, including Ben Hill Griffin, Inc., and the proceeds distributed on a pro rata basis as sales of the finished product are made by the buyer. The Company bears the cost of harvesting. The co-mingling of fruit with other growers permits Alico to participate in the negotiation of higher prices from buyers that would not likely be available if price negotiations were limited only to Alico's fruit. The marketing contract also permits Alico's fruit to be sold in either fresh or processed form, in whichever market will provide the highest return. Historically, this contract has provided highly competitive returns. Ben Hill Griffin, Inc. receives a handling fee and a marketing fee out of sales proceeds. The assistance provided for by the contract is considerable and reduces the number of staff which the Company would otherwise have to employ. Additionally, the Company may receive advances on sales which are then deducted from its share of the distributed proceeds. Substantially all of the 2002-2003 citrus crop will be marketed under the terms of this contract; also, Ben Hill Griffin, Inc. provides harvesting services for citrus sold to unrelated processors. The total amount paid to Ben Hill Griffin, Inc., under the terms of the marketing contract, for harvesting and other costs was $7,125,761 during the year ended August 31, 2002. In addition Griffin was paid $2,006,535 for harvesting citrus sold to unrelated processors. These charges are comparable to similar services available in the industry.

     The Company purchased from Ben Hill Griffin, Inc., on a competitive bid basis, fertilizer, spray, herbicides and other miscellaneous supplies at a total cost of $6,202,461 during the year.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of KPMG LLP, Certified Public Accountants, 111 North Orange Avenue, Suite 1600, Orlando, Florida 32801, has served as the Company's independent certified public accountants since January 1, 1984. In addition to performing the year-end audit of the financial statements, the independent public accountant: (1) performs a limited review of the quarterly financial statements, reviews the financial information included in the annual report to shareholders and the Forms 10-Q and 10-K filed with the Securities and Exchange commission; and (2) prepares the federal and state income tax returns. All services performed by the independent accountants are approved by the Audit Committee of the Board of Directors prior to performance.

     Representatives of KPMG LLP are expected to be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. Upon the Audit Committee's recommendation, the Board of Directors reaffirmed continuation of KPMG LLP as auditors.

     The following list details the aggregate fees billed by KPMG LLP for professional services:

          Audit Fees ..........................   $84,500
          All Other Fees ......................  $351,500(1)

------------
(1) This number includes $54,500 billed for Tax Fees and $297,000 Billed for other Consulting Fees. There were no fees billed or paid for financial information systems design and/or implementation.

     The Audit Committee of the Board of Directors has determined that the provision of the non-audit professional services is compatible with maintaining KPMG LLP's independence.

                             SHAREHOLDERS' PROPOSALS

     Shareholders' proposals intended to be presented at the next annual meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by July 14, 2003 for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 2003 annual meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

     For any stockholder proposal that is not submitted for inclusion in the 2003 Proxy Statement, but is instead sought to be presented directly at the 2003 Annual Meeting, management will be able to vote proxies in its discretion if the
Company: (i) does not receive notice of the proposal prior to the close of business on July 25, 2003; or (ii) receives notice of the proposal before the close of business on July 25, 2003 and advises stockholders in the 2003 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

                                 OTHER BUSINESS

     The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.


                                            By Order of the Board of Directors


                                            Denise Plair
                                            Secretary

--------------------------------------------------------------------------------
                                    FORM 10-K

A copy of the 2002 Annual Report on Form 10-K for the fiscal year ended August 31, 2002, as filed with the Securities and Exchange Commission, May be obtained upon request and without charge, by writing:

                                   Alico, Inc.
                               Post Office Box 338
                             LaBelle, Florida 33975
--------------------------------------------------------------------------------

ALICO, INC.
P.O. BOX 338
LABELLE, FL 33975


VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Alico, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                  ALICO1      KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
________________________________________________________________________________

ALICO, INC.

1. ELECTION OF DIRECTORS:
   Nominees:
   01) Ben Hill Griffin, III    06) Amy Gravina
   02) Richard C. Ackert        07) Ben Hill Griffin, IV
   03) William L. Barton        08) K. E. Hartsaw
   04) Walker E. Blount, Jr.    09) W. Bernard Lester
   05) Monterey Campbell        10) Thomas E. Oakley


   For  Withhold  For All   To withhold authority to vote, mark "For All Except"
   All    All      Except   and write the nominee's number on the line below.

   [ ]    [ ]       [ ]     ___________________________________________________


2. In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED. NO POSTAGE IS NEEDED IF MAILED WITHIN THE UNITED STATES.


(Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.)


-----------------------------------------      --------------------------------
Signature [PLEASE SIGN WITHIN BOX]   Date      Signature (Joint Owners)    Date

________________________________________________________________________________

________________________________________________________________________________

PROXY


                                  ALICO, INC.
                                  P.O. Box 338
                            La Belle, Florida 33975

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned stockholder(s) of Alico, Inc., a Florida corporation (the "Company"), hereby appoints BEN HILL GRIFFIN, III and W. BERNARD LESTER, or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company, held of record by the undersigned on October 11, 2002, at the Annual Meeting of Stockholders of the Company, to be held on Thursday, December 5, 2002, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.


                 (Continued and to be signed on the other side)

________________________________________________________________________________